Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2019 Financial and Operating Results

OKLAHOMA CITY (October 31, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three-months and nine-months ended September 30, 2019 and provided an update on its 2019 activities. Key information includes the following:

•	Net production averaged 1,527.0 MMcfe per day during the third quarter of 2019

•	Net loss of $48.8 million, or $(0.31) per diluted share, for the third quarter of 2019

•	Adjusted net income (non-GAAP) of $39.0 million, or $0.24 per diluted share, for the third quarter of 2019

•	Adjusted EBITDA (non-GAAP) of $219.4 million for the third quarter of 2019

•	Cash provided by operating activity of $217.6 million for the third quarter of 2019

•	Generated Free Cash Flow (non-GAAP), excluding working capital changes as defined and reconciled below, of $103.4 million for the third quarter of 2019

•	Forecasted 2019 full year net production is estimated to average at the midpoint of the Company’s previously provided guidance range of 1,360 MMcfe to 1,400 MMcfe per day.

•	Significant level of new hedges added for 2020 with 548 BBtu per day of natural gas fixed price swaps at an average fixed price of $2.88 per MMBtu

•	Completed certain non-core asset divestitures

•	Total liquidity of $626.5 million, including cash on hand and borrowing capacity of approximately $616.4 million under the Company’s revolving credit facility

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, EBITDA, adjusted EBITDA, operating cash flow and free cash flow.

Chief Executive Officer and President, David M. Wood, commented, “Gulfport’s third quarter was underscored by our continued strong performance from each of our operating areas and achieving the next phase of our 2019 plan provided at the start of the year, free cash flow generation. We exceeded our production targets while adhering to our capital budget, improved our balance sheet through the previously announced repurchase of senior notes and generated significant cash flow from our 2019 activities. Our quality core assets have us on track to deliver on all our operational guidance metrics, while forecasting total capital spend, net of the planned divestiture of certain non-operated assets, within the original budget provided in January.”

Mr. Wood continued, “As we focus towards 2020 and beyond, our message remains consistent and we carry forward our commitment to allocating capital in a disciplined manner, focusing on returns, operating within our cash flow and maintaining strong liquidity and reasonable leverage metrics. We continue to put an emphasis on bottom-line returns and expect our 2020 capital plan to generate neutral to positive cash flow with production an output not a target.”

Balance Sheet and Liquidity

As of September 30, 2019, Gulfport had cash on hand of approximately $10.1 million. As of September 30, 2019, Gulfport’s $1.4 billion revolving credit facility, under which Gulfport has an elected commitment of $1.0 billion, had outstanding borrowings of $135.0 million and outstanding letters of credit totaling $248.6 million. The Company’s total liquidity as of September 30, 2019 of approximately $626.5 million, which included cash on hand and borrowing capacity of approximately $616.4 million under the Company’s revolving credit facility.

Stock and Bond Repurchases

In January 2019, Gulfport’s board of directors authorized the Company to acquire a portion of its outstanding common stock within a 24-month period. There were no additional share purchases made during the third quarter of 2019.

Gulfport repurchased approximately $105 million principal amount of its senior notes for a total cash spend of approximately $80 million during the third quarter of 2019.

Subject to market conditions, the Company intends to opportunistically repurchase its outstanding debt or stock going forward, but is under no obligation to do so.

Non-Core Asset Divestitures

Gulfport recently agreed to monetize certain overriding royalty interests associated with assets held in the Bakken to a third party for approximately $8.0 million in cash. Net production from the assets averaged 68.6 Boe per day during the nine months ended September 30, 2019. The effective date of the transaction is July 1, 2019 and the transaction is expected to close in the fourth quarter of 2019.

The Company continues to progress on the previously announced divestiture of water infrastructure assets Gulfport holds across its SCOOP position. Entry into a definitive agreement for this process is expected prior to year-end 2019 with closing shortly thereafter.

Gulfport is also pursuing a potential sale of certain non-operated interests in the Utica Shale. The proceeds of this potential sale would offset the larger-than-anticipated non-operated capital spend in the Utica Shale incurred during the nine-months ended September 30, 2019. Gulfport expects to enter into a definitive agreement on this divestiture prior to year-end 2019.

Production and Realized Prices

Gulfport’s net daily production for the third quarter of 2019 averaged approximately 1,527.0 MMcfe per day. For the third quarter of 2019, Gulfport’s net daily production mix was comprised of approximately 93% natural gas, 5% natural gas liquids (“NGL”) and 2% oil.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Production Volumes:
Natural gas (MMcf)	130,071	116,994	343,753	327,272
Oil (MBbls)	474	665	1,735	2,166
NGL (MGal)	52,951	72,427	165,970	196,695
Gas equivalent (MMcfe)	140,482	131,328	377,875	368,366
Gas equivalent (Mcfe per day)	1,526,977	1,427,479	1,384,159	1,349,326

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$1.64	$2.32	$2.08	$2.30
Oil (per Bbl)	$51.75	$68.73	$54.13	$64.96
NGL (per Gal)	$0.38	$0.74	$0.47	$0.72
Gas equivalent (per Mcfe)	$1.84	$2.82	$2.35	$2.81

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.21	$2.40	$2.28	$2.44
Oil (per Bbl)	$56.40	$53.97	$55.63	$54.68
NGL (per Gal)	$0.49	$0.67	$0.53	$0.66
Gas equivalent (per Mcfe)	$2.42	$2.78	$2.56	$2.84

Average Realized Prices:

Natural gas (per Mcf)	$1.73	$2.44	$2.51	$2.22
Oil (per Bbl)	$78.59	$51.26	$68.05	$44.10
NGL (per Gal)	$0.45	$0.57	$0.51	$0.60
Gas equivalent (per Mcfe)	$2.04	$2.75	$2.82	$2.55

The table below summarizes Gulfport’s third quarter of 2019 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Utica Shale
Natural gas (MMcf)	111,635	100,274	289,637	280,140
Oil (MBbls)	61	74	183	234
NGL (MGal)	17,225	29,806	61,388	92,389
Gas equivalent (MMcfe)	114,459	104,975	299,503	294,741

SCOOP
Natural gas (MMcf)	18,435	16,704	54,084	47,071
Oil (MBbls)	393	412	1,237	1,316
NGL (MGal)	35,715	42,593	104,537	104,241
Gas equivalent (MMcfe)	25,897	25,259	76,440	69,862

Southern Louisiana
Natural gas (MMcf)	—	6	—	17
Oil (MBbls)	6	167	274	559
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	38	1,009	1,644	3,370

Other
Natural gas (MMcf)	1	9	32	43
Oil (MBbls)	14	12	42	57
NGL (MGal)	11	29	44	65
Gas equivalent (MMcfe)	87	85	289	393

2019 Capital Expenditures

For the nine-month period ended September 30, 2019, Gulfport incurred operated drilling and completion (“D&C”) capital expenditures of $423.7 million and non-operated D&C expenditures of $72.6 million. In addition, land capital expenditures incurred totaled $33.1 million for the nine-month period ended September 30, 2019.

Gulfport’s operated D&C expenditures for the nine-month period ended September 30, 2019 are consistent with the Company’s expectations while non-operated D&C expenditures have been higher than anticipated. Gulfport intends to recover a portion of the non-operated D&C capital overspend through the monetization of certain non-operated Utica Shale interests during the fourth quarter of 2019. Net of the planned divestiture of certain non-operated assets, total capital expenditures for 2019 are expected to be within in the previously provided guidance range of $565 million to $600 million.

Operational Update

The table below summarizes Gulfport’s activity for the nine-month period ended September 30, 2019 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2019:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended	Three months ended	Three months ended
	March 31,	June 30,	September 30,	Remaining Wells	Guidance
	2019	2019	2019	2019	2019
Net Wells Drilled
Utica - Operated	5.6	3.8	2.0	3.0	14.4
Utica - Non-Operated	0.3	0.5	0.1	—	0.9

Total	5.9	4.3	2.1	3.0	15.3

SCOOP - Operated	3.1	2.6	1.0	1.0	7.7
SCOOP - Non-Operated	0.3	0.3	0.2	—	0.8

Total	3.4	2.9	1.2	1.0	8.5

Net Wells Turned-to-Sales
Utica - Operated	6.0	25.0	10.5	—	41.5
Utica - Non-Operated	—	1.1	1.7	—	2.8

Total	6.0	26.1	12.2	—	44.3

SCOOP - Operated	2.8	5.9	—	3.9	12.6
SCOOP - Non-Operated	—	0.3	0.4	—	0.7

Total	2.8	6.2	0.4	3.9	13.3

Utica Shale

In the Utica Shale, during the third quarter of 2019, Gulfport spud two gross and net operated wells and turned-to-sales 16 gross (10.5 net) operated wells.

During the third quarter of 2019, net production from Gulfport’s Utica acreage averaged approximately 1,244.1 MMcfe per day.

For the nine-month period ended September 30, 2019, Gulfport spud 13 gross (11.4 net) operated wells. The wells drilled during this period had an average lateral length of approximately 12,200 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 18.6 days, a decrease of 5% over full year 2018. In addition, Gulfport turned-to-sales 47 gross (41.5 net) operated wells with an average stimulated lateral length of approximately 9,800 feet during the nine-month period ended September 30, 2019.

At present, Gulfport has one operated drilling rig running in the play.

SCOOP

In the SCOOP, during the third quarter of 2019, Gulfport spud one gross and net operated well.

During the third quarter of 2019, net production from Gulfport’s SCOOP acreage averaged approximately 281.5 MMcfe per day.

For the nine-month period ended September 30, 2019, Gulfport spud eight gross (6.7 net) operated wells. The wells drilled during this period had an average lateral length of approximately 8,400 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 59.0 days, a decrease of 7% over full year 2018. In addition, Gulfport turned-to-sales nine gross (8.7 net) operated wells with an average stimulated lateral length of approximately 7,100 feet during the nine-month period ended September 30, 2019.

At present, Gulfport has one operated drilling rig running in the play.

2019 Capital Budget and Production Guidance

Gulfport reaffirms its expectation that 2019 total capital expenditures will range between $565 million to $600 million after adjusting for the planned divestiture of certain non-operated assets. With this level of capital spend, Gulfport continues to forecast its 2019 average daily net production will range between 1,360 MMcfe to 1,400 MMcfe per day.

Based on actual results during the nine-month period ended September 30, 2019, and utilizing current strip pricing at regional pricing points the Company sells its products, Gulfport reiterates its expected 2019 natural gas and oil differential guidance. Gulfport now forecasts its expected 2019 realized NGL price, before the effect of hedges and including transportation expense, to be approximately 35% of WTI .

The table below summarizes the Company’s full year 2019 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2019
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,360	1,400
% Gas	~90%
% Natural Gas Liquids	~7%
% Oil	~3%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.49)	$(0.66)
NGL (% of WTI)	35%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.15	$0.17
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.53	$0.58
General and Administrative - $/Mcfe	$0.09	$0.11

	Total
Budgeted D&C Expenditures - In Millions:	$525	$550
Budgeted Land Expenditures - In Millions:	$40	$50

Total Capital Expenditures(1) - In Millions:	$565	$600

Net Wells Drilled
Utica - Operated	14.4
Utica - Non-Operated	0.9

Total	15.3

SCOOP - Operated	7.7
SCOOP - Non-Operated	0.8

Total	8.5

Net Wells Turned-to-Sales
Utica - Operated	41.5
Utica - Non-Operated	2.8

Total	44.3

SCOOP - Operated	12.6
SCOOP - Non-Operated	0.7

Total	13.3

(1)	Net of certain non-operated asset divestitures

Derivatives

Gulfport regularly hedges a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below details the Company’s hedging positions as of October 31, 2019:

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	2019(1)	2020	2021	2022	2023
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,260	548	—	—	—
Price ($ per MMBtu)	$2.81	$2.88	$—	$—	$—

Swaption contracts (NYMEX)
Volume (BBtupd)	30	—	—	—	—
Price ($ per MMBtu)	$3.10	$—	$—	$—	$—

Call Option contracts (NYMEX)
Volume (BBtupd)	—	—	—	628	628
Price ($ per MMBtu)	$—	$—	$—	$2.90	$2.90

Basis Swap contracts (OGT)
Volume (BBtupd)	—	10	—	—	—
Differential ($ per MMBtu)	$—	$(0.54)	$—	$—	$—

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	60	60	—	—	—
Differential ($ per MMBtu)	$(0.05)	$(0.05)	$—	$—	$—

Oil:
Swap contracts (WTI)
Volume (Bblpd)	4,500	6,000	—	—	—
Price ($ per Bbl)	$60.55	$59.82	$—	$—	$—

NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	1,000	—	—	—	—
Price ($ per Gal)	$0.44	$—	$—	$—	$—

C3 Propane Swap contracts
Volume (Bblpd)	4,000	—	—	—	—
Price ($ per Gal)	$0.69	$—	$—	$—	$—

C5 Pentane Swap contracts
Volume (Bblpd)	1,000	—	—	—	—
Price ($ per Gal)	$1.28	$—	$—	$—	$—

(1)	October 1 - December 31, 2019

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Friday, November 1, 2019 at 8:00 a.m. CDT to discuss its third quarter of 2019 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13695468. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, repurchases of our outstanding debt or equity, the timing and completion of asset sales, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives, including the potential divestiture of certain water infrastructure assets Gulfport holds across its SCOOP position; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor Contact:

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$10,124	$52,297
Accounts receivable—oil and natural gas sales	112,657	210,200
Accounts receivable—joint interest and other	41,327	22,497
Prepaid expenses and other current assets	5,658	10,017
Short-term derivative instruments	134,571	21,352

Total current assets	304,337	316,363

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,814,334 and $2,873,037 excluded from amortization in 2019 and 2018, respectively	10,551,713	10,026,836
Other property and equipment	96,233	92,667
Accumulated depletion, depreciation, amortization and impairment	(5,063,413)	(4,640,098)

Property and equipment, net	5,584,533	5,479,405

Other assets:
Equity investments	73,962	236,121
Long-term derivative instruments	23,419	—
Deferred tax asset	205,853	—
Inventories	7,022	5,344
Operating lease assets	13,920	—
Operating lease assets - related parties	48,449	—
Other assets	11,653	13,803

Total other assets	384,278	255,268

Total assets	$6,273,148	$6,051,036

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$439,019	$518,380
Short-term derivative instruments	429	20,401
Current portion of operating lease liabilities	12,848	—
Current portion of operating lease liabilities - related parties	21,017	—
Current maturities of long-term debt	622	651

Total current liabilities	473,935	539,432

Long-term derivative instruments	72,040	13,992
Asset retirement obligation—long-term	59,819	79,952
Uncertain tax position liability	3,127	3,127
Non-current operating lease liabilities	1,072	—
Non-current operating lease liabilities - related parties	27,432	—
Long-term debt, net of current maturities	2,076,569	2,086,765

Total liabilities	2,713,994	2,723,268

Commitments and contingencies
Preferred stock, $0.01 par value; 5,000,000 shares authorized (30,000 authorized as redeemable 12% cumulative preferred stock, Series A), and none issued and outstanding	—	—
Stockholders’ equity:
Common stock - $0.01 par value, 200,000,000 shares authorized, 159,709,221 issued and outstanding at September 30, 2019 and 162,986,045 at December 31, 2018	1,597	1,630
Paid-in capital	4,205,158	4,227,532
Accumulated other comprehensive loss	(50,679)	(56,026)
Accumulated deficit	(596,922)	(845,368)

Total stockholders’ equity	3,559,154	3,327,768

Total liabilities and stockholders’ equity	$6,273,148	$6,051,036

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands, except share data)
Revenues:
Natural gas sales	$213,227	$271,167	$714,500	$753,261
Oil and condensate sales	24,550	45,682	93,942	140,687
Natural gas liquid sales	20,324	53,776	78,136	141,883
Net gain (loss) on natural gas, oil and NGLs derivatives	27,074	(9,663)	178,169	(96,737)

	285,175	360,962	1,064,747	939,094

Costs and expenses:
Lease operating expenses	22,473	22,325	64,668	64,143
Production taxes	6,565	9,348	22,584	23,861
Midstream gathering and processing expenses	78,435	78,913	220,732	214,546
Depreciation, depletion and amortization	145,490	119,915	388,874	352,848
Impairment of oil and natural gas properties	35,647	—	35,647	—
General and administrative expenses	14,659	15,848	39,482	42,955
Accretion expense	747	1,037	3,173	3,056

	304,016	247,386	775,160	701,409

(LOSS) INCOME FROM OPERATIONS	(18,841)	113,576	289,587	237,685

OTHER EXPENSE (INCOME):
Interest expense	34,095	33,253	103,095	100,922
Interest income	(338)	(92)	(649)	(162)
Gain on debt extinguishment	(23,600)	—	(23,600)	—
Gain on sale of equity method investments	—	(2,733)	—	(124,768)
Loss (income) from equity method investments, net	43,082	(12,858)	164,391	(35,282)
Other expense	3,194	856	3,757	485

	56,433	18,426	246,994	(58,805)

(LOSS) INCOME BEFORE INCOME TAXES	(75,274)	95,150	42,593	296,490
INCOME TAX BENEFIT	(26,522)	—	(205,853)	(69)

NET (LOSS) INCOME	$(48,752)	$95,150	$248,446	$296,559

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.31)	$0.55	$1.55	$1.69

Diluted	$(0.31)	$0.55	$1.51	$1.68

Weighted average common shares outstanding—Basic	159,548,477	173,057,538	160,553,796	175,776,312
Weighted average common shares outstanding—Diluted	159,548,477	173,304,914	164,820,002	176,440,461

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$248,446	$296,559
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion expense	3,173	3,056
Depletion, depreciation and amortization	388,874	352,848
Impairment of oil and natural gas properties	35,647	—
Stock-based compensation expense	4,969	5,792
Loss (income) from equity investments	164,532	(35,040)
Gain on debt extinguishment	(23,600)	—
Change in fair value of derivative instruments	(97,425)	106,373
Deferred income tax benefit	(205,853)	(69)
Amortization of loan costs	4,821	4,554
Gain on sale of equity investments and other assets	(178)	(124,768)
Distributions from equity method investments	2,457	1,978
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable—oil and natural gas sales	97,543	(10,618)
Increase in accounts receivable—joint interest and other	(18,830)	(2,277)
Increase in accounts receivable—related parties	—	(79)
Decrease (increase) in prepaid expenses and other current assets	4,359	(4,830)
(Increase) decrease in other assets	(30)	1,228
Increase in accounts payable, accrued liabilities and other	8,567	36,809
Settlement of asset retirement obligation	(117)	(719)

Net cash provided by operating activities	617,355	630,797

Cash flows from investing activities:
Additions to other property and equipment	(4,694)	(7,134)
Additions to oil and natural gas properties	(646,535)	(777,104)
Proceeds from sale of oil and natural gas properties	10,864	4,820
Proceeds from sale of other property and equipment	204	217
Proceeds from sale of equity method investments	—	226,487
Contributions to equity method investments	(432)	(2,318)
Distributions from equity method investments	1,945	446

Net cash used in investing activities	(638,648)	(554,586)

Cash flows from financing activities:
Principal payments on borrowings	(550,500)	(165,428)
Borrowings on line of credit	640,000	225,000
Repurchase of senior notes	(79,480)	—
Debt issuance costs and loan commitment fees	(211)	(772)
Payments for repurchase of stock	(30,689)	(109,997)

Net cash used in financing activities	(20,880)	(51,197)

Net (decrease) increase in cash, cash equivalents and restricted cash	(42,173)	25,014
Cash, cash equivalents and restricted cash at beginning of period	52,297	99,557

Cash, cash equivalents and restricted cash at end of period	$10,124	$124,571

Supplemental disclosure of cash flow information:
Interest payments	$85,272	$75,045

Income tax receipts	$(1,794)	$—

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$3,313	$3,862

Asset retirement obligation capitalized	$6,846	$1,094

Asset retirement obligation removed due to divestiture	$(30,035)	$—

Interest capitalized	$2,782	$3,956

Fair value of contingent consideration asset on date of divestiture	$(1,137)	$—

Foreign currency translation gain (loss) on equity method investments	$5,347	$(5,815)

Explanation and Reconciliation of Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), insurance proceeds, litigation settlement, rig terminations fees, gain on debt extinguishment and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities and inclusive of capitalized expenses incurred during the given period. Free cash flow is a non-GAAP measure defined as cash flow from operating activities before changes in operating assets and liabilities (as defined above) less capital expenditures incurred. Adjusted net income is a non-GAAP financial measure equal to pre-tax net (loss) income less non-cash derivative loss (gain), impairment of oil and gas properties, insurance proceeds, litigation settlement, rig terminations fees, gain on debt extinguishment and (income) loss from equity method investments. The Company has presented EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Net (loss) income	$(48,752)	$95,150	$248,446	$296,559
Interest expense	34,095	33,253	103,095	100,922
Income tax benefit	(26,522)	—	(205,853)	(69)
Accretion expense	747	1,037	3,173	3,056
Depreciation, depletion and amortization	145,490	119,915	388,874	352,848
Impairment of oil and gas properties	35,647	—	35,647	—

EBITDA	$140,705	$249,355	$573,382	$753,316

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2019		September 30, 2019
	2019	2018	2019	2018
	(In thousands)		(In thousands)
EBITDA	$140,705	$249,355	$573,382	$753,316

Adjustments:
Non-cash derivative loss (gain)	54,131	4,125	(98,458)	106,373
Non-cash derivative loss on contingent payments	1,034	—	1,034	—
Insurance proceeds	—	—	(83)	(231)
Litigation settlement	(158)	917	(158)	917
Rig termination fees	4,176	—	4,176	—
Gain on debt extinguishment	(23,600)	—	(23,600)	—
Gain on sale of equity method investments	—	(2,733)	—	(124,768)
Loss (income) from equity method investments	43,082	(12,858)	164,391	(35,282)

Adjusted EBITDA	$219,370	$238,806	$620,684	$700,325

GULFPORT ENERGY CORPORATION

RECONCILIATION OF CASH FLOW

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Cash provided by operating activity	$217,586	$203,288	$617,355	$630,797
Adjustments:
Changes in operating assets and liabilities	(33,175)	7,182	(91,492)	(19,514)
Capitalized expenses incurred(1)	(10,773)	(11,874)	(29,074)	(32,432)

Operating cash flow	$173,638	$198,596	$496,789	$578,851
Capital expenditures incurred(2)	(70,239)	(174,815)	(529,416)	(734,423)

Free cash flow	$103,399	$23,781	$(32,627)	$(155,572)

(1)	Includes capitalized general and administrative expense incurred and capitalized interest expenses incurred
(2)	Incurred capital expenditures and cash capital expenditures may vary from period to period due to the cash payment cycle

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2019		September 30, 2019
	2019	2018	2019	2018
	(In thousands, except share data)		(In thousands, except share data)
Pre-tax net (loss) income excluding adjustments	$(75,274)	$95,150	$42,593	$296,490
Adjustments:
Non-cash derivative loss (gain)	54,131	4,125	(98,458)	106,373
Non-cash derivative loss on contingent payments	1,034	—	1,034	—
Impairment of oil and gas properties	35,647	—	35,647	—
Insurance proceeds	—	—	(83)	(231)
Litigation settlement	(158)	917	(158)	917
Rig termination fees	4,176	—	4,176	—
Gain on debt extinguishment	(23,600)	—	(23,600)	—
Gain on sale of equity method investments	—	(2,733)	—	(124,768)
Loss (income) from equity method investments	43,082	(12,858)	164,391	(35,282)

Pre-tax net income excluding adjustments	$39,038	$84,601	$125,542	$243,499

Adjusted net income	$39,038	$84,601	$125,542	$243,499

Adjusted net income per common share:
Basic	$0.24	$0.49	$0.78	$1.39

Diluted	$0.24	$0.49	$0.76	$1.38

Basic weighted average shares outstanding	159,548,477	173,057,538	160,553,796	175,776,312
Diluted weighted average shares outstanding	159,548,477	173,304,914	164,820,002	176,440,461